UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 August 23, 2016

Almost Never Films Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53049	26-1665960
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13636 Ventura Blvd., #475

Sherman Oaks, CA 91423

(Address of principal executive offices)

(213) 91423

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On August 23, 2016, Almost Never Films Inc. (the "Company"), dismissed Somerset CPAs, PC ("Somerset"). Somerset had not yet provided the Company with an auditor report to be contained in any financial statements of the Company. There had been no disagreements with Somerset on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from appointment on January 22, 2016 to June 30, 2016.

On August 23, 2016, the Company engaged Simon & Edward, LLP as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with Simon & Edward, LLP. The decision to hire Simon & Edward, LLP was approved by the Company's Board of Directors.

On August 24, 2016, the Company provided Somerset with its disclosures in the Current Report on Form 8-K disclosing the dismissal of Somerset and requested in writing that Somerset furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Somerset's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated August 25, 2016 from Somerset CPAs, PC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Almost Never Films Inc.

August 29, 2016	By:	/s/ Danny Chan
	Name:	Danny Chan
	Title:	CEO

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